                      U.S. $2,165,775,000

                THE CHASE MANHATTAN CORPORATION
                Euro Medium-Term Notes, Series B
            Due From Nine Months From Date of Issue

                  EURO DISTRIBUTION AGREEMENT

                                             May 2, 1995


CHASE INVESTMENT BANK LIMITED
BEAR, STEARNS INTERNATIONAL LIMITED
CS FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
MERRILL LYNCH INTERNATIONAL LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
CHASE BANK A.G.

c/o Chase Investment Bank Limited
    Woolgate House
    Coleman Street
    London EC2P 2HD

Ladies and Gentlemen:

          The Chase Manhattan Corporation, a Delaware corporation (the "Company"), confirms its agreement with you (each of you being hereinafter referred to as an "Agent" and collectively as the "Agents", which term shall include any Additional Agents (as defined herein) appointed pursuant to Section 13 hereof) with respect to the issue and sale by the Company of its Euro Medium-Term Notes, Series B registered under the Registration Statement referred to below (any such Euro Medium-Term Notes, Series B being hereinafter referred to as the "Securities") in an aggregate amount not to exceed the amount of securities registered under such Registration Statement reduced by the aggregate amount of any other securities registered under such Registration Statement, or the equivalent thereof in one or more foreign or composite currencies, subject to reduction as a result of (i) the sale of the Medium-Term Notes, Series B, to be sold inside the United States, and (ii) the aggregate amount of any other securities registered under such Registration Statement and sold other than as contemplated by Section 2(a), (b) or (c) of this Agreement. This Agreement provides both for the sale of Securities by the Company to the Agents, as principal for resale to investors and other purchasers and for the sale of Securities by the Company to investors as may from time to time be agreed to by the Company and an Agent, in which case the relevant Agent will act as an agent of the Company in soliciting purchases of the Securities.

          The Securities may be issued as senior indebtedness (the "Senior Notes") or as subordinated indebtedness (the "Subordinated Notes") of the Company. The Senior Notes are to be issued as a series under an Indenture, dated as of July 1, 1986, as supplemented by a First Supplemental Indenture, dated as of November 1, 1990 and a Second Supplemental Indenture, dated as of May 1, 1991 (said Indenture as so supplemented, the "Senior Indenture"), between the Company and Bankers Trust Company, as trustee (the "Senior Trustee") and the Subordinated Notes are to be issued as a series under an Amended and Restated Indenture, dated as of September 1, 1993 (said Indenture, as so amended and supplemented, the "Subordinated Indenture", and together with the Senior Indenture, the "Indentures"), between the Company and Chemical Bank, as trustee (the "Subordinated Trustee", and together with the Senior Trustee, the "Trustees").

          Subject to the terms and conditions stated herein, and subject to the Company's right to sell Securities other than as contemplated by Section 2(a), (b) or (c) of this Agreement including the Company's right to sell Securities directly to investors on its own behalf, the Company hereby (i) agrees to sell Securities directly to an Agent as principal for resale to others in accordance with the provisions of Section 2(a) hereof and (ii) if agreed to by an Agent and the Company, to sell Securities through an Agent, acting solely as agent for the Company, in accordance with the provisions of Section 2(b) hereof. The Company may from time to time appoint one or more additional persons as agents for soliciting offers to purchase the Securities from the Company by entering into distribution agreements substantially similar to this Agreement, provided that the commissions to be paid to agents party to any such agreement shall not be less than those set forth in Schedule A hereof or otherwise agreed upon hereunder (except in the case of sales of Securities made to any such agent as principal). The Company may from time to time enter into distribution agreements with one or more additional persons as agents for soliciting offers to purchase medium-term notes other than the Securities from the Company intended for retail distribution in which case the commissions to be paid to agents party to any such agreements may vary from those set forth in Schedule A. The Company will notify you prior to making any such appointment.

          The Securities will be issued in whole or in part in the form of one or more fully registered global securities or as temporary global notes convertible into permanent global notes or, if canceled, into definitive notes in bearer form. All Securities issued as fully registered global securities in book-entry form will be represented by (i) a global security deposited with The Chase Manhattan Bank, N.A. (the "Bank"), as custodian (the "Custodian") for The Depository Trust Company ("DTC"), and registered in the name of Cede & Co., as nominee of DTC, and/or

(ii) a global security deposited with the Bank, as common depository (the "Common Depository") for Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear and for Cedel (each as defined in the Prospectus referred to herein). The Company has initially appointed the Bank, acting through its corporate trust offices in The City of New York and at Woolgate House, Coleman Street, London EC2P 2HD, and Chase Manhattan Bank Luxembourg, S.A., 5 Rue Plaetis, L-2338 Luxembourg, as its principal paying agents for the Securities (the "Paying Agents"). All Securities issued in temporary global note form will be represented initially by a temporary global security deposited with the Common Depository and, after conversion, as permanent global notes, or if canceled, by definitive notes in bearer form.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-55295) (such registration statement also constitutes post-effective amendment no. 1 to registration statement no. 33-58144) relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act"). Such registration statement has been declared effective by the Commission, and each Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement and the prospectus and the prospectus supplement relating to the securities, in the form most recently filed pursuant to Rule 424 under the 1933 Act, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission as of the date of this Agreement (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for use. Notwithstanding anything to the contrary above in this paragraph, the Company shall have the right at any time and from time to time to substitute for the Registration Statement one or more other registration statements (each a "Substitute Registration Statement") on Form S-3 relating to the Securities and the offering and sale thereof from time to time in accordance with Rule 415 under the 1933 Act, by written notification of such substitution to each of the Agents, the Trustees and the Paying Agents. By such notification, the Company shall be deemed to have made with respect to each such Substitute Registration Statement, each of the representations set forth in the first two sentences of this paragraph, and from and after the date of such notification, such Substitute Registration Statement or Substitute Registration Statements shall become the Registration Statement as defined in this paragraph and as used for all purposes throughout this Agreement.

          SECTION 1. Representations and Warranties. (a) The Company represents and warrants to each Agent as of the date hereof, as of the Closing Time and each Settlement Date hereinafter referred to, and as of the times referred to in Sections 6(a) and 6(b) hereof (in each case the "Representation Date"), as follows:

     (i) The Registration Statement and the Prospectus, at the times the Registration Statement became effective, complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act, and the rules and regulations thereunder (the "Regulations") and the 1939 Act. The Registration Statement, at the times the Registration Statement became effective did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the times the Registration Statement became effective did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by such Agent expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statements of Eligibility under the 1939 Act (Form T-1) of the Senior Trustee and the Subordinated Trustee.

     (ii) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became, and any amendments thereto become, effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

     (iii) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; and except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

     (iv) Except as set forth in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material transaction not entered into in the ordinary course of business by the Company or The Chase Manhattan Bank, N.A. (the "Bank"), any material change in the liabilities or obligations (direct or contingent) of the Company or the Bank, or any material adverse change in, or development materially and adversely affecting, the financial position of the Company or the Bank.

     (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956; and the Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America.

     (vi) The Company and the Bank have the power and authority (corporate and other) to own their properties and to conduct their respective businesses in all material respects as described in the Prospectus; and all of the issued and outstanding shares of capital stock of the Bank have been duly authorized and are validly issued and outstanding and are owned by the Company free and clear of all liens, encumbrances, security interests and claims, except for existing or future restrictions on the disposition or encumbrance by the Company of the capital stock of the Bank contained in the Indentures or in other indentures, guarantees or evidences of indebtedness of the Company.

     (vii) Except as set forth in or contemplated by the Registration Statement and the Prospectus, the Company and the Bank hold all material licenses, certificates, permits and authorizations from governmental authorities deemed by the Company to be reasonably necessary for the conduct of their present operations.

     (viii) The accountants whose reports are incorporated by reference in the Prospectus are certified public accountants and are independent public accountants as required by the 1933 Act and the Regulations.

     (ix) Except as referred to in the Registration Statement and the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or the Bank which would be likely to result in any material adverse change in the financial position of the Company or the Bank.

     (x) Neither the Company nor the Bank is in violation in any material respect of its certificate of incorporation or Articles of Association, as the case may be, or by-laws, or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of its indebtedness or any related loan agreement, note purchase agreement or indenture by which the Company or the Bank is bound. The execution, delivery and performance of this Agreement and each Indenture, and each applicable Delayed Delivery Contract (as defined in Section 2(c)), if any, and compliance by the Company with the provisions of each Indenture and the Securities will not conflict with, or constitute a breach of, or a default under, any material agreement, indenture or other instrument by which the Company or the Bank is bound, or any applicable law, administrative regulation or court decree, violation of which would have a material adverse effect on the operations of the Company or the Bank, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the property or assets of the Company or the Bank, and will not result in a violation of the provisions of the certificate of incorporation or Articles of Association, as the case may be, or by-laws of the Company or the Bank.

     (xi) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the regulations or which were, or hereafter are, required to be filed as exhibits to any document incorporated by reference in the Prospectus by the 1934 Act or the 1934 Act Regulations, which have not been, or will not be, filed as exhibits to the Registration Statement or to such document incorporated by reference in the Prospectus as permitted by the Regulations or the 1934 Act Regulations, as the case may be.

     (xii) Each Indenture has been validly authorized and duly executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms; the Securities will have been validly authorized prior to issuance thereof; upon payment of the consideration therefor specified in the Prospectus or agreed upon pursuant to the provisions of this Agreement or any applicable Delayed Delivery Contract, as the case may be, the Securities will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms; the Securities will be entitled to the benefits of the applicable Indenture; and the Securities and each Indenture will conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

     (xiii) Since the end of its latest fiscal year, the Company has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the 1934 Act. The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, were timely filed as required thereby. Copies of each of the documents incorporated by reference in the Prospectus have been delivered by the Company to the Agents.

          (b) Any certificate signed by any officer of the Company and delivered to any Agent or to its counsel in connection with an offering of Securities shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby.

          SECTION 2.  Purchases as Principal; Solicitations as
Agent.   (a)  Purchases as Principal.  Unless otherwise agreed by
an Agent and the Company, Securities shall be purchased by an Agent as principal. Each sale of Securities to an Agent as principal shall be made in accordance with the terms agreed upon by an Agent and the Company, which terms shall be agreed upon orally, with written confirmation prepared by such Agent and mailed to the Company. Each such written confirmation shall specify the principal amount and terms of the Securities to be purchased by the relevant Agent and the time and place of delivery of and payment for such Securities (the "Settlement Date"), and such other information (as applicable) as is set forth in Exhibit A hereto. Unless otherwise agreed upon by an Agent and the Company, the Company agrees to pay the Agent the applicable commission, in the form of a discount, set forth in Schedule A hereto or otherwise agreed upon between the Agents and the Company from time to time. An Agent's commitment to purchase Securities as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. At the time of each purchase of Securities by an Agent as principal, such Agent and the Company shall agree on any requirements for stand-off, officer's certificate, opinion of counsel and letters from Price Waterhouse or other independent public accountants of the Company pursuant to Section 3(j), 6(b), 6(c) and 6(d), respectively, hereof.

          (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent will use its reasonable efforts, as agent for the Company, to solicit offers to purchase the Securities outside the United States upon the terms and conditions set forth in the Prospectus.

          Upon request, the Company will inform any Agent of the remaining amount of Securities which may be sold pursuant to the Registration Statement. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any definite or indefinite period of time or permanently. Upon receipt of instructions from the Company, each Agent will forthwith suspend solicitation of offers to purchase from the Company until advised by the Company that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission, in the form of a discount, equal to the percentage of the principal amount of each Security sold by the Company as a result of a solicitation made by such Agent, as agent for the Company, as set forth in Schedule A hereto or as otherwise agreed upon between the Agents and the Company from time to time; provided, however, in the event that any Security shall be sold by the Company at a price to the investor which shall be less than the principal amount thereof, such commission shall be equal to the applicable percentage of the principal amount set forth in Schedule A hereto or otherwise agreed upon between the Agents and the Company from time to time multiplied by such price to the investor.

          Each Agent, when acting in the capacity as agent for the Company, is authorized to solicit orders for the Securities outside the United States with terms specified to such Agent from time to time by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as agent. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          (c) Delayed Delivery. The Company authorizes the Agents to solicit offers to purchase Securities outside the United States pursuant to delayed delivery contracts (the "Contract Securities") substantially in the form of Exhibit B attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Upon execution of a Delayed Delivery Contract by the Company, the Company will pay the Agent that arranged such contract as compensation the fee set forth in Schedule A hereto in respect of the principal amount of Contract Securities purchased as a result of solicitations made, or offers received, by such Agent; provided, however, that if no sale of Securities pursuant to such contract is consummated, such Agent shall repay such fee to the Company. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Agents have been approved by the Company. The Agents will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

          (d) Procedures. Administrative procedures respecting the sale of Securities shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Agents, severally and not jointly, and the Company agree to perform on and after the Closing Time (as defined below) the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

          (e) Delivery. The documents required to be delivered pursuant to Section 5 hereof shall be delivered at the offices of the Company, One Chase Manhattan Plaza, New York, New York, 10081, at 1:00 P.M., New York City time, on or prior to the date on which the first supplement to the Prospectus relating to the Securities is filed with the Commission, which date and time may be postponed by agreement between the Company and the Agents (the time and date of such delivery being hereinafter called the "Closing Time").

          (f) Sale of Securities. No Security which the Company has agreed to sell pursuant to Section 2(b) of this Agreement shall be deemed to have been purchased and paid for, or sold, by the Company until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

          (g) Manner of Sale. Agents may sell Securities to or through other broker-dealers, and such other broker-dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from the Agents and/or commissions from the purchasers of Securities for whom they may act as agent.

          (h) Compliance with Law. No action has been or will be taken by the Company that would permit a public offering of the Securities or possession or distribution of any preliminary prospectus, the Prospectus or any other offering material in any jurisdiction where action for that purpose is required. Accordingly, each Agent agrees that it will observe all applicable laws and regulations in each jurisdiction in or from which it may offer or sell Securities or have in its possession or distribute any preliminary prospectus, the Prospectus or any other offering material. Each Agent agres that it will not directly or indirectly offer, sell or deliver any Securities or distribute or publish any preliminary prospectus, the Prospectus or any other offering material in or from any jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations and will not impose any obligations on the Company or on any other Agent, and all offers, sales and deliveries of Securities and distributions of any preliminary prospectus, the Prospectus or other offering material by it will be made on the same terms. Each Agent agrees that, unless prohibited by applicable law, it will furnish to each person to whom it offers or sells Securities a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy will be made available upon request.

          SECTION 3.       Covenants of the Company.  The Company
covenants with each Agent as follows:

          (a) Material Changes. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Securities in its capacity as Agent and to cease sales of any Securities it may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirement.

          (b) Interim Financial Statements. On or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each Agent, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such financial information or as shall be required by the 1933 Act or the Regulations; provided, however, that if on the date of such release the Agents shall have suspended solicitation of offers to purchase the Securities in their capacity as agent for the Company pursuant to a request from the Company, and shall not then hold any Securities as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of offers to purchase the Securities should be resumed or shall subsequently agree to sell Securities to an Agent as principal.

          (c) Audited Financial Statements and Reports. On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the Regulations; provided, however, that if on the date of such release the Agents shall have suspended solicitation of offers to purchase the Securities in their capacity as agent for the Company pursuant to a request from the Company, and shall not then hold any Securities as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of offers to purchase the Securities should be resumed or shall subsequently agree to sell Securities to an Agent as principal.

          (d) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of each of the first three fiscal quarters of each fiscal year and 90 days after the close of each fiscal year, earnings statements (in form complying with the provisions of Rule 158 under the 1933
Act) covering a twelve-month period beginning not later than the first day of the fiscal quarter next following the period beginning not later than the effective date of the Registration Statement (as defined in Rule 158) with respect to each sale of Securities.

          (e) Notice of Filing of Amendments and Earnings Releases. The Company will give each Agent notice of (i) its intention to file any amendment to the Registration Statement or any amendment or supplement (other than a "pricing" supplement) to the Prospectus pursuant to the 1933 Act or (ii) the initial press release relating to earnings results for any fiscal period or to significant corporate developments during any period during which solicitations of offers to purchase Securities has not been suspended pursuant to Section 2(b) hereof. The Company will promptly notify each Agent of any such amendment, supplement or release, and will make available to each Agent copies of documents, including documents filed pursuant to the 1934 Act incorporated by reference, so filed promptly upon the filing thereof.

          (f) Notice of Certain Events. The Company will notify each Agent immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus,
(iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

           (g) Copies of Registration Statement and Prospectus. The Company will deliver to each Agent as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as it may reasonably request. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as it shall reasonably request so long as it is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities.

          (h) Annual and Other Financial Reports. The Company will furnish to each Agent, at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to the public generally.

          (i) 1934 Act Filings; Announcements; Press Releases. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will use its reasonable efforts to file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and will notify the Agents immediately of any failure to file promptly any such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning any event not referred to in subsection
(b) or (c) of this Section which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the 1934 Act, the Company shall furnish the information contained or to be contained in such announcement to each Agent, confirmed in writing. The Company also will furnish each Agent with copies of all other press releases or announcements to the general public, if the information contained therein could reasonably be construed to be material to the offering of the Securities.

          (j) Offers and Sales of Other Debt Securities. Any other provision of this Agreement notwithstanding, if specified by the Agent in connection with a purchase by it of Securities as principal, between the date of the agreement to purchase such Securities and the Settlement Date, the Company will not, without the prior consent of such Agent, offer or sell outside the United States, or enter into any agreement to sell outside the United States, any debt securities of the Company with terms substantially similar to those of the Securities that are to be sold pursuant to such agreement (other than such Securities).

          (k) Listing Requirements. In connection with any application to list the Securities on the Luxembourg Stock Exchange, the Company will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisement or other material that may be necessary in order to effect such listing and will maintain such listing until none of the Securities is outstanding or until such time as payment in respect of principal, premium, if any, and interest in respect of all the Securities has been duly provided for, whichever is earlier; provided, however, that if the Company can no longer reasonably maintain such listing, it will use its reasonable efforts to obtain and maintain the quotation for, or listing of, the Securities on such other stock exchange or exchanges as the Agents shall reasonably request. In addition, for so long as the Securities are listed, the Company shall maintain in Luxembourg, or in such other place as the Securities are listed (if the Securities are no longer listed on the Luxembourg Stock Exchange), a paying agent in respect of the Securities.

          SECTION 4. Payment of Expenses. The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company's accountants and of the Trustee and its counsel, (iv) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Prospectus and any amendments or supplements thereto,
(v) the printing and delivery to the Agents of copies of each Indenture, (vi) any fees charged by rating agencies for the rating of the Securities, (vii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. and (viii) the fees and expenses incurred with respect to listing the Securities on the Luxembourg Stock Exchange or on another stock exchange or exchanges if so required by Section 3(k).

          The Company shall also reimburse the Agents for the reasonable fees and disbursements of counsel for the Agents, advertising expenses authorized by the Company and other reasonable out-of-pocket expenses.

          SECTION 5. Conditions of Obligations. The obligations of each Agent to purchase Securities as principal and to solicit offers to purchase the Securities as agent of the Company will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a)    Legal Opinions.  At Closing Time and at each
Settlement Date (if required in connection with the purchase of

Securities by an Agent as principal), each Agent (or, if an Agent is purchasing Securities as principal, such Agent) shall have received:

          (1) Opinions of Company Counsel. The opinion or opinions, dated as of such time, of Robert B. Adams, Esq., Senior Vice President and Deputy General Counsel of the Company, or other counsel satisfactory to the Agents receiving such opinion, in form and substance satisfactory to such Agent, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus, as then amended and supplemented, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956;

               (ii) the Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America and has the power and authority (corporate and other) to own its properties and to conduct operations as a national banking association and in all material respects to conduct its business as described in the Prospectus, as then amended and supplemented;

               (iii) all the outstanding shares of capital stock of the Bank have been duly authorized and are validly issued and are owned by the Company, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, except as described in
          Section 1(a)(vi) above;

               (iv)   this Agreement and any applicable Delayed
          Delivery Contracts have been duly authorized, executed and delivered by the Company;

               (v) each Indenture has been validly authorized by the Company and duly executed and delivered by the Company; each Indenture has been duly qualified under the 1939 Act and, assuming due authorization, execution and delivery of each Indenture by the applicable Trustee, constitutes a valid and binding instrument of the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law; and each Indenture conforms to the description thereof in the Prospectus, as then amended and supplemented;

               (vi) the Securities of any series established on or prior to the date of such opinion have been validly authorized and, assuming due authorization, execution and delivery of the applicable Indenture, as then amended and supplemented, by the applicable Trustee, each Security of such series, when the terms of such Security have been established in accordance with such Indenture and so as not to violate any relevant law or agreement and such Security has been executed and authenticated in accordance with the provisions of such Indenture and delivered against payment of the consideration therefor in accordance with this Agreement or any Delayed Delivery Contract, will constitute a valid and binding obligation of the Company, except to the extent that enforcement of such Security may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law, and such Security will be entitled to the benefits of such Indenture; and such Security will conform to the description thereof in the Prospectus, as then amended and supplemented;

               (vii) no approval of any public regulatory body, state or federal (except under state securities or blue sky statutes, as to which such counsel need not express an opinion), other than those approvals that have been obtained, is required for the valid execution, delivery and performance by the Company of this Agreement or any Delayed Delivery Contract;

               (viii)  the execution and delivery of this
          Agreement, the execution, delivery and performance of any applicable Delayed Delivery Contracts, each Indenture and Securities issued in accordance with each Indenture and this Agreement or any Delayed Delivery Contract, and compliance by the Company with the provisions of each Indenture and such Securities, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound, and will not result in a violation of the provisions of the certificate of incorporation or by-laws of the Company, or any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Company or any of its subsidiaries;

               (ix)   the Registration Statement has become
          effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or if issued has not been lifted and no proceedings for that purpose have been instituted or if instituted have not been suspended or are pending or are contemplated under the 1933 Act; no order directed to any document incorporated by reference in the Prospectus or any amendment or supplement thereto has been issued or if issued remains in effect, and, to the best of the knowledge of such counsel, no challenge has been made to the accuracy or adequacy of any such document or if made has not been withdrawn or satisfied; the Registration Statement and the Prospectus (other than the financial statements and other financial data included therein, as to which no opinion need be expressed), in each case as then amended or supplemented, comply as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the applicable regulations under each of those Acts; the documents incorporated by reference in the Prospectus which have been filed prior to the Closing Time or Settlement Date, as the case may be (except that no opinion need be expressed as to the financial statements and other financial data contained therein), at the time of filing thereof complied as to form in all material respects with the then applicable requirements of the 1934 Act and the 1934 Act Regulations; and nothing has come to the attention of such counsel that would lead him to believe either that such Registration Statement, at the time it became effective, or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing (other than the financial statements and other financial data included in any such Registration Statement, amendment or annual report, as to which no opinion need be expressed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the Closing Time or the

          Settlement Date, as the case may be (other than the financial statements and other financial data included in such Prospectus, as to which no opinion need be expressed), contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (x)    to the best of the knowledge of such
          counsel, there are no contracts or other documents required to be filed as exhibits to the Registration Statement by the 1933 Act or by the Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the 1934 Act or the 1934 Act Regulations which have not been so filed or so incorporated by reference as exhibits thereto; the descriptions in the Registration Statement and Prospectus, in each case as then amended and supplemented, of the contracts and other documents therein described and filed with the Registration Statement, as then amended and supplemented, are accurate in all material respects and fairly present the information required to be shown; and to the best of the knowledge of such counsel there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character required to be disclosed in the Prospectus, as then amended and supplemented, which have not been adequately disclosed therein; and

               (xi) the statements made in the Prospectus, as then amended and supplemented, under the captions "Description of Debt Securities", "Description of Notes", "Plan of Distribution", and "Plan of Distribution of Notes", insofar as they purport to summarize the provisions of documents or agreements specifically referred to therein, fairly present the information called for with respect thereto by Form S-3.

          In rendering such opinion such counsel shall be entitled to limit the matters covered thereby to matters involving the laws of the United States and the State of New
     York and the General Corporation Law of the State of Delaware.

     (2) Opinion of Counsel to the Agents. The opinion or opinions of counsel to the Agents, relating to the incorporation of the Company, the validity of the Securities, the Indentures, the Registration Statement, the

     Prospectus, this Agreement and such other matters as the Agent or Agents receiving such opinion may reasonably request.

          (b) Officer's Certificate. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or, in the case of any agreement by an Agent to purchase Securities as principal, since the date of such agreement), there shall not have occurred any material change in the liabilities or obligations of the Company or the Bank or any material adverse change in, or development materially and adversely affecting, the financial position of the Company or the Bank; no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted and not suspended or, to the knowledge of the Company or any Agent, shall be contemplated by the Commission; and at Closing Time and at each Settlement Date, each Agent (or, in the case of any agreement by an Agent to purchase Securities as principal, such Agent) shall have received a certificate of the Company's Executive Vice President and Chief Financial Officer or Senior Vice President and Controller or Treasurer or a Vice President assigned to the Controller's Department, dated as of the Closing Time or the Settlement Date, in each case to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (c) Comfort Letter. At Closing Time and at each Settlement Date (if required in connection with the purchase of Securities by an Agent as principal), each Agent (or, if an Agent is purchasing Securities as principal, such Agent) shall have received from Price Waterhouse or other independent public accountants of the Company, a letter, dated as of the Closing Time or such Settlement Date in form and substance satisfactory to such Agent as agreed upon between the Company and such Agent.

          (d) Other Documents. At the Closing Time and at each Settlement Date, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agents and their counsel.

          (e) Listing on the Luxembourg Stock Exchange. At or prior to the Closing Time, the Company shall cause an application to be made for the Securities to be listed on the Luxembourg Stock Exchange or such other exchange as the Agents and the Company may agree. In connection with such application with respect to any issue of Securities which is intended to be listed, the Company shall endeavor to obtain the listing as promptly as practicable and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.

          (f) Further Conditions with Respect to Purchases as Principal. The obligations of an Agent to purchase Securities as principal will be subject to the provisions of Section 11 and the following further condition: there shall not have come to the attention of the Agent obligated to purchase such Securities any facts that would reasonably cause it to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          If any condition specified in this Section shall not have been fulfilled, this Agreement (or, at the option of an Agent, any applicable agreement by such Agent to purchase Securities as principal) may be terminated insofar as it applies to an Agent by notice to the Company at any time at or prior to the Closing Time or applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(d) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 10 and 17 hereof shall remain in effect.


          SECTION 6.  Additional Covenants of the Company.  The
Company covenants and agrees that:

          (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Securities (whether to an Agent as principal or through an Agent as Agent) shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or such Agent, as the case may be, of the relevant Securities as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

          (b) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to the terms of Securities, or a change in the principal amount of Securities to be sold, or similar changes) or there is filed with the Commission any document incorporated by reference into the Prospectus, or, if required in connection with the purchase of Securities by an Agent as principal, the Company shall furnish or cause to be furnished to the Agents (or, if such certificate is being furnished in connection with the purchase of Securities by an Agent as principal, to such Agent) forthwith a certificate in form satisfactory to the Agents (or, if such certificate is being furnished in connection with the purchase of Securities by an Agent as principal, to such Agent) to the effect that the statements contained in the certificates referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates; provided, however, that no such certificate shall be required upon the filing of a Current Report on Form 8-K (x) containing only information concerning quarterly earnings which has been announced to the general public or (y) containing solely exhibits relating to an offering of securities other than the Securities;

          (c) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to the terms of Securities, or a change in the principal amount of Securities to be sold, or similar changes) or there is filed with the Commission any document incorporated by reference into the Prospectus (except for a filing of a Current Report on Form 8-K (x) containing only information concerning quarterly earnings which has been announced to the general public or (y) containing solely exhibits relating to an offering of securities other than the Securities) or, if required in connection with the purchase of Securities by an Agent as principal, the Company shall furnish or cause to be furnished forthwith to the Agents (or, if such certificate is being furnished in connection with the purchase of Securities by an Agent as principal, to such Agent) and the counsel for the Agents a written opinion of Robert B. Adams, Esq., Senior Vice President and Deputy General Counsel of the Company, or other counsel satisfactory to the Agents receiving such opinion, dated the date of delivery of such opinion, in form satisfactory to the Agents receiving such opinion, of the same tenor as the opinion referred to in
     Section 5(a)(1) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish to the Agent or Agents entitled to receive such opinion a letter to the effect that such Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); and

          (d) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information (except for a filing of a Current Report on Form 8-K (x) containing only information concerning quarterly earnings which has been announced to the general public or (y) containing solely exhibits relating to an offering of securities other than the Securities) or, if required in connection with the purchase of Securities by an Agent as principal, the Company shall cause Price Waterhouse or other independent public accountants of the Company forthwith to furnish the Agents (or, if such letter is being furnished in connection with the purchase of Securities by an Agent as principal, to such Agent) a letter, dated the date of filing of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the

     Agent or Agents entitled to receive such letter, of the same tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Price Waterhouse or such other accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

          SECTION 7.       Indemnification.  (a)  Indemnification
of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

     (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by such Agent as aforesaid) if such settlement is effected with the written consent of the Company; and

     (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Agent) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by such Agent as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

          (b) Indemnification of the Company. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).
(b)
          (c) Notice of Actions; Fees and Expenses; Counsel. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that when more than one Agent is an indemnified party, each Agent shall be entitled to separate counsel in each such jurisdiction to the extent such Agent may have interests conflicting with those of another Agent because of the participation of one Agent in a transaction hereunder in which another Agent did not participate.

          (d) Payment of Amounts. Any amounts to be paid an indemnified party by an indemnifying party pursuant to this
Section 7 for losses, liabilities, claims, damages and other expenses shall be paid as incurred; provided, however, that amounts so paid shall be returned to the indemnifying party in the event that it is ultimately determined that the indemnified party was not entitled to such payment.

          SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 is for any reason held to be unavailable to an Agent other than in accordance with its terms, the Company and such Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Agent with respect to Securities sold to or through such Agent in such proportions that such Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price received by the Company from the sale of Securities made to or through such Agent to the date of such liability, and the Company is responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if an Agent failed to give the notice required under Section 7(c), then the Company and the Agent involved shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only the percentage described in the immediately preceding sentence but also the relative fault of the Company and such Agent in connection with the statements or omissions which resulted in such liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 8 were determined pro rata (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled under this Section 8 to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. Any amounts to be paid a party pursuant to this Section 8 for losses, liabilities, claims, damages and other expenses shall be paid as incurred; provided, however, that amounts so paid shall be returned to the paying party in the event that it is ultimately determined that the party that received payment was not entitled to such payment.

          SECTION 9. Status of the Agents. In the event the Company and an Agent agree that an Agent shall act as agent of the Company in soliciting purchases of the Securities from the Company, any such Agent shall be acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited or received by such Agent and accepted by the Company but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

          Nothing herein contained shall constitute the Agents an association, joint venture or partnership, with the Company or with each other, or, except as expressly provided in Section 15 hereof with respect to purchases of Securities as principal by more than one Agent, render any Agent liable for the obligation of any other Agent to purchase Securities from the Company.

          SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Securities.

          SECTION 11. Termination. This Agreement (excluding any agreement hereunder by an Agent to purchase Securities as principal) may be terminated with respect to the participation of any party hereto for any reason at any time by such party upon the giving of 30 days' written notice of such termination to the other parties hereto. An Agent may also terminate any agreement hereunder by such Agent to purchase Securities as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been in the reasonable judgment of such Agent after consultation with the Company, since the respective dates as of which information is given in the Registration Statement, except as set forth in or contemplated by the Registration Statement or Prospectus as of the date of such agreement, any material change in the liabilities or obligations of the Company or the Bank or any material adverse change in, or development materially and adversely affecting the financial position of the Company or the Bank, (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets is such as to make it, in such Agent's judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange or the Luxembourg Stock Exchange, or if trading generally on the New York Stock Exchange or the Luxembourg Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities or (iv) if the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group to any debt securities of the Company as of the time of any agreement by an Agent to purchase Securities as principal shall have been lowered since that time or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading. In the event of any such termination by any party hereto, no other party will have any liability to such party and such party will not have any liability to any other party hereto, except that (i) in the case of a termination pursuant to the first sentence of this
Section 11, the Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(b) hereof, (ii) if at the time of termination (A) the Agents shall own any of the Securities with the intention of reselling them or
(B) an offer to purchase any of the Securities has been accepted by the Company but the time of delivery to the purchaser or his agent of the Securities or Securities relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(d) hereof, the provisions of Section 4 hereof, the indemnity agreement set forth in Section 7 hereof, the contribution agreement set forth in Section 8 hereof, and the provisions of Sections 10 and 17 hereof shall remain in effect.

          SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 1 Chase Manhattan Plaza, New York, New York 10081, Attention of the Secretary, with copies to Arjun K. Mathrani, Executive Vice President and Chief Financial Officer, at the same address; notices to Chase Investment Bank Limited shall be directed to it at Woolgate House, Coleman Street, London EC2P 2HD, England, Attention: Money Market Desk; notices to Bear, Stearns International Limited shall be directed to it at One Canada Square, London, E14 5AD, England, Attention: MTN Desk; notices to CS First Boston Limited shall be directed to it at 1

Cabot Square, London E14 4AJ, England, Attention: MTN Trading Desk; notices to Goldman Sachs International shall be directed to it at Peterborough Court, 133 Fleet Street, London EC4A 2BB England, Attention: Capital Markets; notices to Lehman Brothers International (Europe), shall be directed to it at One Broadgate, London EC2M 7HA, England, Attention: MTN Trading Desk; notices to Merrill Lynch International Limited shall be directed to it at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, England,
Attention: EMTN Trading and Distribution Desk; notices to Salomon Brothers International Limited shall be directed to it at Victoria Plaza, 111 Buckingham Palace Road, London SW1W OSB, England, Attention: MTN New Issues (if related to issuances) or Company Secretary (if related to legal matters), or, in the case of any party, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12.

     SECTION 13. Additional Agents. Notwithstanding anything contrary contained in this Agreement, the Company may from time to time appoint one or more Additional Agents in accordance with the following provisions:

          (a) Appointment of Agent for Note Issue. The Company may appoint an Additional Agent or Agents, to act as an agent only with respect to a specific issue of Securities, provided that (i) such Additional Agent shall deliver to the Company an Agent Accession Letter substantially in the form of Exhibit C-1 hereto, and (ii) the Company shall have delivered to such Additional Agent a Confirmation Letter substantially in the form of Exhibit D-1 hereto.

          (b) Appointment of Agent for Specified Currency. The Company may appoint an Additional Agent or Agents, to act as an agent only with respect to Securities denominated in a currency other than U.S. dollars with respect to which the relevant central bank (or equivalent body) or any applicable law or regulation requires an agent other than the Agents named herein or appointed pursuant to subsection (c) hereof, provided that (i) such Additional Agent shall deliver to the Company an Agent Accession Letter substantially in the form of Exhibit C-2 hereto, and (ii) the Company shall have delivered to such Additional Agent a Confirmation Letter substantially in the form of Exhibit D-2 hereto.

          (c) Appointment of Agent for the Program. The Company may appoint an Additional Agent or Agents, to act as an agent pursuant to the terms and conditions set forth in this Agreement, provided that (i) such Additional Agent shall deliver to the Company an Agent Accession Letter substantially in the form of Exhibit C-3 hereto, and (ii) the Company shall have delivered to such Additional Agent a Confirmation Letter substantially in the form of Exhibit D-3 hereto.

          (d)  Notice of Appointment of Additional Agents.  The
Company shall promptly notify the Agents of any such appointment pursuant to subsection (a), (b) or (c) of this Section 13 by supplying to such parties a copy of the applicable Agent
Accession Letter and Confirmation Letter.

          SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

          SECTION 15. Default by an Agent Purchasing Securities as Principal. If any Agent or Agents purchasing Securities as principal hereunder shall fail to purchase and pay for any of the Securities agreed in such transaction to be purchased by such Agent or Agents, and such failure to purchase shall constitute a default in the performance of its or their obligations to purchase such Securities in such transaction, then: (a) if the aggregate principal amount of Securities which the defaulting Agent or Agents agreed but failed to purchase as principal does not exceed 10% of the aggregate principal amount of Securities agreed to be purchased in such transaction by all Agents, the Company shall have the right to require each nondefaulting Agent to purchase at the applicable Settlement Date the aggregate principal amount of Securities which such Agent agreed to purchase as principal in such transaction, and, in addition, to require each nondefaulting Agent to purchase its pro rata proportion of the Securities (based on the aggregate principal amount of Securities such nondefaulting Agent agreed to purchase as principal in such transaction) originally agreed to be purchased by such defaulting Agent or Agents; but nothing herein shall relieve a defaulting Agent of its liability, if any, to the Company and any nondefaulting Agent for its default hereunder; or (b) if the aggregate principal amount of Securities which the defaulting Agent or Agents agreed but failed to purchase as principal exceeds 10% of the aggregate principal amount of Securities agreed to be purchased in such transaction by all Agents, or if the Company shall not exercise the right described in clause (a) above to require nondefaulting Agents to purchase Securities of a defaulting Agent or Agents, the nondefaulting Agent or Agents shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities agreed by the Agents to be purchased as principal in such transaction, and if such nondefaulting Agent or Agents do not purchase all such Securities, the applicable agreement to purchase such Securities as principal shall terminate without liability to any nondefaulting Agent or the Company, except for the indemnity and contribution agreements in Sections 7 and 8 hereof and the expense provisions provided in Section 4 hereof; but nothing herein shall relieve a defaulting Agent of its liability, if any, to the Company and any nondefaulting Agent for its default hereunder.

          In the event of a default by any Agent as set forth in this Section 15, the Settlement Date with respect to such purchase of Securities as principal shall be postponed for such period, not exceeding seven days, as the lead nondefaulting Agent or, if no Agent is the lead nondefaulting Agent, the nondefaulting Agent or Agents, shall determine in order that the required changes in the Registration Statement and the Prospectus or Pricing Supplement or in any other document or arrangements may be effected.

          SECTION 16. DM Arranger. (a) Reference is made to the "Statement by the Bundesbank Concerning Deutsche Mark Issues" dated July 3, 1992 (the "Bundesbank Statement"). The Company hereby appoints Chase Bank A.G. as "arranger" (according to the meaning of such term in the Bundesbank Statement) with respect to Securities with interest, issue price or principal (including redemption) payments payable or optionally payable in Deutsche Marks (collectively, the "DM Securities"), and Chase Bank A.G. hereby accepts such appointment. It is agreed that Chase Bank A.G. will be so designated as arranger with respect to the DM Securities in the Company's offering documents.

          (b) Notwithstanding anything to the contrary set out in this Agreement, the Company shall not sell DM Securities directly to investors on its behalf.

          (c) Chase Bank A.G. represents and warrants to you as of the date hereof, and as of each Closing Time, each Settlement Date and each Representation Date related to DM Securities, that Chase Bank A.G. is a "German credit institution" (as such term is defined in the German Banking Act).

          (d) DM Securities (a) will have maturities of not less than 2 years from the date of issuance, (b) will be sold exclusively through credit institutions domiciled in Germany (except for any DM Securities offered as part of a syndicated placement, which will be lead managed by a credit institution domiciled in Germany), and (c) will not be redeemable by the Company or the holder prior to two years from the initial date of issuance.

          (e) The Company hereby covenants and agrees to cause Chase Bank A.G. to provide to the Bundesbank, at the end of each calendar month, information on the amount, interest rate and other terms of each issue of DM Securities during the month, and such other information as the Bundesbank may require. The Company hereby further covenants and agrees that in the event Chase Bank A.G. fails to provide the Bundesbank with any required information, the Company shall provide the Bundesbank with such information on its own behalf.

     SECTION 17.      Governing Law.  This Agreement and the
rights and obligations of the parties created hereby shall be governed by the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                              Very truly yours,
                              THE CHASE MANHATTAN CORPORATION


                              By    /s/ Deborah L. Duncan
                                 --------------------------
                                   Deborah L. Duncan
                                   Executive Vice President
                                   and Treasurer

CONFIRMED AND ACCEPTED, as of the
     date first above written:

CHASE INVESTMENT BANK LIMITED


By: /s/ Jonathan Brown
    -------------------
   Name: Jonathan Brown
   Title: Vice President


BEAR, STEARNS INTERNATIONAL LIMITED


By: /s/ John L. Knight
    ----------------------
   Name: John L. Knight
   Title: Attorney-in-fact


CS FIRST BOSTON LIMITED


By:  /s/ Tracy Kingsley-Danielle
    ----------------------------
   Name: Tracy Kingsley-Danielle
   Title: Attorney-in-fact


GOLDMAN SACHS INTERNATIONAL


By:  /s/ Vanessa MacNair
    ---------------------
   Name: Vanessa MacNair
   Title: Attorney-in-fact

LEHMAN BROTHERS INTERNATIONAL (EUROPE)


By: /s/ Martin Goldberg
    ---------------------
   Name: Martin Goldberg
   Title: Director


MERRILL LYNCH INTERNATIONAL LIMITED


By: /s/ Anne MacKay
    -------------------
   Name: Anne MacKay
   Title: Director


SALOMON BROTHERS INTERNATIONAL LIMITED


By: /s/ Kate Holden
    ------------------
   Name: Kate Holden
   Title: Counsel


CHASE BANK A.G.

By: /s/ Wolfgang Bohm
    -------------------
   Name: Wolfgang Bohm
   Title: Vice President

                           SCHEDULE A


                                              Commission Rates
                                             (as a percentage of
Maturity Range                                principal amount)

More than 9 months to less than 1 year             .125

1 year to less than 18 months                      .150

18 months to less than 2 years                     .200

2 years to less than 3 years                       .250

3 years to less than 4 years                       .350

4 years to less than 5 years                       .450

5 years to less than 6 years                       .500

6 years to less than 7 years                       .550

7 years to less than 8 years                       .600

8 years to less than 9 years                       .600

9 years to less than 10 years                      .600

10 years to less than 15 years                     .625

15 years to less than 20 years                     .700

20 years to 30 years                               .750

More than 30 years                     To be negotiated between
                                       the Agent and the Company
                                       at the time of such sale.

                                                        EXHIBIT A


     The following terms, if applicable, shall be agreed to by the Agent and the Company in connection with each sale of
Securities:

               Principal Amount:  $_____________
                  (or principal amount of foreign currency)
               Interest Rate:
                  If Fixed Rate Note, Interest Rate:

                  If Floating Rate Note:
                    Interest Rate Basis:
                    Initial Interest Rate:
                    Initial Interest Rate Reset Date:
                    Spread or Spread Multiplier, if any:
                    Interest Rate Reset Month(s):
                    Interest Payment Month(s):
                    Index Maturity:
                    Maximum Interest Rate, if any:
                    Minimum Interest Rate, if any:
                    Interest Payment Period:
                    Interest Payment Date:
                    Calculation Agent:

               If Redeemable:
                    Initial Redemption Date:
                    Initial Redemption Percentage:
                    Annual Redemption Percentage Reduction:

               Date of Maturity:
               Purchase Price:  ____%
               Settlement Date and Time:
               Currency of Denomination:
               Denominations (if currency is other than
                    U.S. dollar):
               Currency of Payment:
               Additional Terms:

               Exceptions, if any, to Section 3(j) of
                  Distribution Agreement:
                  [Stand-off provision is applicable to
                  Securities.]  [Stand-off provision is
                  inapplicable to Securities.]
                  [Describe other exceptions, if any]

                 [The following documents referred to in the
                  Distribution Agreement shall be delivered as a condition to settlement:
                  [Officer's Certificates pursuant to
                            Section 6(b).]
                            Legal Opinion pursuant to
                  Section 6(c).]
                            Comfort Letter pursuant to
                  Section 6(d).]]

                                                        EXHIBIT B



          (Three copies of this Delayed Delivery Contract should

be signed and returned to the address shown below so as to arrive not later than __:00 A.M., New York time, on

________________________, 19__.)




                   DELAYED DELIVERY CONTRACT


                                    [Insert date of offering
                                    of Securities to be sold]


THE CHASE MANHATTAN CORPORATION
     c/o [Insert name and address
          of Agent]
     Attention:

Gentlemen:

          The undersigned hereby agrees to purchase from The Chase Manhattan Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned, as of the date hereof, for delivery on _______________ (the "Delivery Date"), $______________ principal amount of the Company's ___________________ (hereinafter called "Securities"), offered by the Company's Prospectus relating thereto, receipt of a copy of which is hereby acknowledged, at _______% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

          Payment for the Securities which the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order in immediately available funds in New York, New York, at 10:00 A.M., New York City time, at the offices of the Company, 1 Chase Manhattan Plaza, New York, New York 10081, on the Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

          It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on the Delivery Date shall be subject only to the condition that investment in the Securities shall not at the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject.

          The undersigned represents that its investment in such Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

          Promptly after receipt of a request therefor from the undersigned, the Company will mail or deliver to the undersigned at its address set forth below a copy of the opinion of counsel for the Company delivered to the Company's agents in connection with the offering of the Securities to the public through such events.

          This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          This Contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          This Contract and the rights and obligations of the parties created hereby shall be governed by the laws of the State of New York.

          It is understood that the acceptance of any such Contract (including this Contract) is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                              Yours very truly,

                              ______________________________
                              (Name of Buyer)


                              By____________________________

                              ______________________________
                              (Name and Title of Signatory)

                              ______________________________

                              ______________________________
                              (Address of Buyer)

Accepted, as of the date
first above written

THE CHASE MANHATTAN CORPORATION

By_____________________________
Name:
Title:

                                                      EXHIBIT C-1


          FORM OF AGENT ACCESSION LETTER - NOTE ISSUE


                                   [              ], 199[ ]


To:  The Chase Manhattan Corporation
     One Chase Manhattan Plaza
     New York, New York 10081
     U.S.A.

Attention:     Treasurer

               Re:  [         ] Notes Due [           ]
               of The Chase Manhattan Corporation
               (the "Company") pursuant to the
               Euro Distribution Agreement

Dear Sirs:

     We refer to Section 13(a)(i) of the Euro Distribution
Agreement dated May 2, 1995 entered into with respect to the distribution of the Company's Euro Medium-Term Notes and made between the Company and the Agents party thereto (which agreement, as amended from time to time, is herein referred to as the "Euro Distribution Agreement").

Conditions Precedent

     We confirm that we are in receipt of the documents referenced below:

     (i)  a copy of the Euro Distribution Agreement;

    (ii)  copies of such documents referenced in the Euro
          Distribution Agreement as we have reasonably requested;

   (iii) side letters in a form approved by us from the legal counsel referred to in Section 5(a)(1) and 5(a)(2), if required, of the Euro Distribution Agreement addressed to us and giving us the full benefit of the existing legal opinions;

and have found them to be satisfactory.

     For the purposes of Section 12 of the Euro Distribution
Agreement, our details for service of notices are as follows:

[insert name, address, telephone, telex (+answerback) and attention],

     In consideration of the Company appointing us as an Agent
with respect to  the [            ] Notes Due [         ] issued
pursuant to the Euro Distribution Agreement, [insert reference to terms agreement, if applicable] we hereby undertake for the benefit of the Company and each of the Agents, that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under the Euro Distribution Agreement.

     This letter is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

                              Yours faithfully,

                              [NAME OF NEW AGENT]


                              By___________________

                                                      EXHIBIT C-2



      FORM OF AGENT ACCESSION LETTER - SPECIFIED CURRENCY


                                   [              ], 199[ ]


To:  The Chase Manhattan Corporation
     One Chase Manhattan Plaza
     New York, New York 10081
     U.S.A.

Attention:     Treasurer

               Re:  Euro Medium-Term Notes of The Chase
               Manhattan Corporation (the "Company")

Dear Sirs:

     We refer to Section 13(b)(i) of the Euro Distribution
Agreement dated May 2, 1995 entered into with respect to the distribution of the Company's Euro Medium-Term Notes (the
"Notes"), and made between the Company and the Agents party thereto (which agreement, as amended from time to time, is herein referred to as the "Euro Distribution").

Conditions Precedent

     We confirm that we are in receipt of the documents referenced below:

     (i)  a copy of the Euro Distribution Agreement;

    (ii)  copies of such documents referenced in the Euro
          Distribution Agreement as we have reasonably requested;

   (iii) side letters in a form approved by us from the legal counsel referred to in Section 5(a)(1) and 5(a)(2), if required, of the Euro Distribution Agreement addressed to us and giving us the full benefit of the existing legal opinions;

and have found them to be satisfactory.

     For the purposes of Section 12 of the Euro Distribution
Agreement, our details for service of notices are as follows:

[insert name, address, telephone, telex (+answerback) and attention],

     In consideration of the Company appointing us as an Agent with respect to Notes issued in [Specified Currency] under the Euro Distribution Agreement, we hereby undertake for the benefit of the Company and each of the Agents, that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under the Euro Distribution Agreement.

     All issuances of Notes denominated in [Specified Currency] will take place in compliance with the guidelines of the [relevant central bank (or equivalent body (however called))] regarding the issue of debt securities denominated in [Specified Currency] (the "Guidelines"). For the purposes of the Guidelines, we hereby represent and warrant that we are [set forth applicable requirement(s) relating to Specified Currency.]

     This letter is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

                              Yours faithfully,

                              [NAME OF NEW AGENT]


                              By___________________

                                                      EXHIBIT C-3



            FORM OF AGENT ACCESSION LETTER - PROGRAM



                                   [              ], 199[ ]


To:  The Chase Manhattan Corporation
     One Chase Manhattan Plaza
     New York, New York 10081
     U.S.A.

Attention:     Treasurer

               Re:  Euro Medium-Term Notes of The Chase
               Manhattan Corporation (the "Company")

Dear Sirs:

     We refer to Section 13(c)(i) of the Euro Distribution
Agreement dated May 2, 1995 entered into with respect to the distribution of the Company's Euro Medium-Term Notes (the
"Notes"), and made between the Company and the Agents party thereto (which agreement, as amended from time to time, is herein referred to as the "Euro Distribution Agreement").

Conditions Precedent

     We confirm that we are in receipt of the documents referenced below:

          (i)  a copy of the Euro Distribution Agreement;

    (ii)  copies of such documents referenced in the Euro
          Distribution Agreement as we have reasonably requested;

   (iii) side letters in a form approved by us from the legal counsel referred to in Section 5(a)(1) and 5(a)(2), if required, of the Euro Distribution Agreement addressed to us and giving us the full benefit of the existing legal opinions;

and have found them to be satisfactory.

     For the purposes of the Euro Distribution Agreement, our details for the service of notices are as follows:

[insert name, address, telephone, telex (+answerback) and attention].

     In consideration of the Company appointing us as an Agent under the Euro Distribution Agreement, we hereby undertake, for the benefit of the Company and each of the other Agents, that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under the Euro Distribution Agreement.

     This letter is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

                              Yours faithfully,

                              [NAME OF NEW AGENT]


                              By ___________________

                                                      EXHIBIT D-1




            FORM OF CONFIRMATION LETTER - NOTE ISSUE



                                   [              ], 199[ ]



To:  [NAME AND ADDRESS OF NEW AGENT]



               Re:  Euro Medium-Term Notes of The Chase
               Manhattan Corporation (the "Company")

Dear Sirs:

     We refer to the Euro Distribution Agreement dated May 2, 1995 (such agreement, as amended from time to time, the "Euro Distribution Agreement") entered into with respect to the distribution of the Company's Euro Medium-Term Notes and hereby acknowledge receipt of your Agent Accession Letter to us dated [ ].

     In accordance with Clause 13(a)(ii) of the Euro Distribution
Agreement, we hereby confirm that, in respect of the [          ]
Notes Due [                  ], you shall become a party to the
Euro Distribution Agreement, vested with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent under the Euro Distribution Agreement.

                              Yours faithfully,

                              THE CHASE MANHATTAN CORPORATION


                              By____________________________

cc:  [Other Agents party to the Euro
     Distribution Agreement]

                                                      EXHIBIT D-2




        FORM OF CONFIRMATION LETTER - SPECIFIED CURRENCY



                                   [              ], 199[ ]



To:  [NAME AND ADDRESS OF NEW AGENT]



               Re:  Euro Medium-Term Notes of The Chase
               Manhattan Corporation (the "Company")

Dear Sirs:

     We refer to the Euro Distribution Agreement dated May 2, 1995 (such agreement, as amended from time to time, the "Euro Distribution Agreement") entered into with respect to the distribution of the Company's Euro Medium-Term Notes (the "Notes") and hereby acknowledge receipt of your Agent Accession
Letter to us dated [                        ].

     In accordance with Clause 13(b)(ii) of the Euro Distribution Agreement, we hereby confirm that, with effect from the date hereof in respect of any Notes denominated in [Specified Currency], you shall become a party to the Euro Distribution Agreement, vested with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent under the Euro Distribution Agreement.

                              Yours faithfully,

                              THE CHASE MANHATTAN CORPORATION


                              By____________________________

cc:  [Other Agents party to the Euro
     Distribution Agreement]

                                                      EXHIBIT D-3




             FORM OF CONFIRMATION LETTER - PROGRAM



                                   [              ], 199[ ]



To:  [NAME AND ADDRESS OF NEW AGENT]



               Re:  Euro Medium-Term Notes of The Chase
               Manhattan Corporation (the "Company")

Dear Sirs:

     We refer to the Euro Distribution Agreement dated May 2, 1995 (such agreement, as amended from time to time, the "Euro Distribution Agreement") entered into in respect to the distribution of the Company's Euro Medium Term Notes (the "Notes") and hereby acknowledge receipt of your Agent Accession
Letter to us dated [                  ].

     In accordance with Section 13(c)(ii) of the Euro
Distribution Agreement, we hereby confirm that, with effect from the date hereof, you shall become a party to the Euro
Distribution Agreement, vested with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent under the Euro Distribution Agreement.

                              Yours faithfully,

                              THE CHASE MANHATTAN CORPORATION


                              By ____________________________

cc:  [Other Agents party to the Euro
     Distribution Agreement]

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